                                                                    EXHIBIT 4.10

                           SPLITROCK SERVICES, INC.,

                                   as Parent

                            SPLITROCK LEASING, LLC

                            as Subsidiary Guarantor

                                      and

                       HARRIS TRUST COMPANY OF NEW YORK

                                  as Trustee

              __________________________________________________


                         THIRD SUPPLEMENTAL INDENTURE

                         Dated as of February 11, 2000

                                 to INDENTURE

                          Dated as of July 24, 1998,
                               as amended by the
                 First and the Second Supplemental Indentures


              __________________________________________________

                                 $261,000,000

                         11 3/4% Senior Notes due 2008

     THIRD SUPPLEMENTAL INDENTURE, dated as of February 11, 2000, by and between SPLITROCK SERVICES, INC., a Delaware corporation, (the "Company"), SPLITROCK LEASING, LLC, a Delaware limited liability company (the "Subsidiary Guarantor") and HARRIS TRUST COMPANY OF NEW YORK (formerly BANK OF MONTREAL TRUST COMPANY), a New York trust company, as Trustee (the "Trustee").

                                  WITNESSETH
                                  ----------

     WHEREAS the Company and the Subsidiary Guarantor have heretofore executed and delivered to the Trustee an Indenture dated as of July 24, 1998, as amended by the First and the Second Supplemental Indentures (as amended, the "Indenture"), providing for the issuance of an aggregate principal amount of up to $311,000,000 of 11 3/4% Senior Notes due 2008 (the "Securities");

     WHEREAS, Section 9.01(a) of the Indenture provides, among other things, that the Company, the Subsidiary Guarantor and the Trustee may amend the Indenture without the consent of the holders of the Securities in order to cure any ambiguity, omission, defect or inconsistency;

     WHEREAS, the Company and the Trustee desire to amend Section 5.01 of the Indenture to cure an ambiguity therein;

     WHEREAS, this Third Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Subsidiary Guarantor; and

     WHEREAS, the Company has delivered, or caused to be delivered, to the Trustee, an Officer's Certificate and an Opinion of Counsel meeting the requirements of Section 11.04 and 11.05 of the Indenture and stating that all conditions precedent and covenants, if any, provided for in the Indenture relating to this Third Supplemental Indenture have been satisfied.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantor, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

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                                   ARTICLE I
                                   ---------

                                   Amendment
                                   ---------


     SECTION 1.01.  Amendment to Indenture. The Indenture is hereby amended as
                    ----------------------
follows:

          By deleting the last paragraph of Section 5.01 and replacing it with the following new subsection (c):

          "(c) Notwithstanding anything contained in this Section 5.01, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (ii) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits."

                                  ARTICLE II
                                  ----------

                                 Miscellaneous
                                 -------------

     SECTION 2.01.  Ratification of Indenture: Supplemental Indentures Part
                    -------------------------------------------------------
of Indenture. Except as expressly amended hereby, the Indenture is in all
-------------
respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Third Supplemental Indenture by the Company and the Trustee, this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Third Supplemental Indenture (whether or not made), unless the context shall otherwise require.

     SECTION 2.02.  Governing Law; Governance, Etc. THIS THIRD SUPPLEMENTAL
                    -------------------------------
INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. This Third Supplemental Indenture shall be governed and construed in accordance with the applicable terms and provisions of the Indenture as amended hereby, which terms and provisions are incorporated herein by reference, as if this Third Supplemental Indenture were the "Indenture" referred to therein.

     SECTION 2.03.  Trustee Makes No Representation. The Trustee makes no
                    --------------------------------
representation as to the validity or sufficiency of this Third Supplemental Indenture.

     SECTION 2.04.  Counterparts. The parties may sign any number of copies of
                    -------------
this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 2.05.  Effect of Headings. The Section headings herein are for
                    ------------------
convenience only and shall not affect the construction thereof

     SECTION 2.06.  Terms. Certain capitalized terms used but not defined
                    -----
herein have the meanings assigned to them in the Indenture.

     SECTION 2.07.  Entire Agreement. This Third Supplemental Indenture,
                    ----------------
together with the Indenture as amended hereby and the Securities, contains the entire agreement of the parties, and supersedes all other representations, warranties, agreements and understandings between the parties, oral or otherwise, with respect to the matters contained herein and therein.

     SECTION 2.08.  Benefits of Third Supplemental Indenture. Nothing in this
                    ----------------------------------------
Third Supplemental Indenture, the Indenture, or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Securityholders, any benefit of any legal or equitable right, remedy or claim under the Indenture, the Third Supplemental Indenture or the Securities.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.


                                   SPLITROCK SERVICES, INC.



                                   By_____________________________________
                                   Name: William R. Wilson
                                   Title: President and Chief Executive Officer

                                   SPLITROCK LEASING, LLC,
                                   as Subsidiary Guarantor



                                   By_____________________________________
                                   Name: William R. Wilson
                                   Title: Authorized Representative

                                   HARRIS TRUST COMPANY OF NEW YORK,
                                   as Trustee,



                                   By ____________________________________
                                   Name:
                                   Title: